Exhibit 3(ii)

           PEC ISRAEL ECONOMIC CORPORATION
           -------------------------------

                            COMPOSITE

                             BYLAWS
                             ------

                          * * * * * *

                      ARTICLE 1. OFFICES
                      ---------- -------

The principal office in Maine shall be registered with the Corporation Trust Company, Portland, Cumberland County, Maine. The Company may also have offices at such other places as the Board of Directors may designate.

               ARTICLE II.  MEETINGS OF STOCKHOLDERS
               -----------  ------------------------


Section 1.  Annual Meetings.  The annual meeting of stockholders for the
----------  ----------------
election of directors and for such other business as may properly come before the meeting shall be held on the last Tuesday in May in each year (or if said day be a legal holiday, then on the first day thereafter not a legal holiday), or on such other day as shall be fixed by the Board of Directors. Notice of the time, place and object of each meeting shall be mailed at least ten days before the meeting to each stockholder at his address as it appears on the books of the Company or at such address for such notice as he may have filed with the Secretary in writing.


Section 2.  Special Meetings.  Special meetings of stockholders shall be
----------  -----------------
held whenever called in writing by the President or the Board of Directors. Special meetings shall be called whenever the owners of record of twenty percent of the outstanding capital stock of the Company entitled to vote at such meeting shall make application to that effect to the directors in writing, stating the objects of the proposed meeting. All business transacted at such special meetings shall be confined to the objects stated in the notice and matters germane thereto. Unless otherwise expressly provided by statute, notice of each special meeting stating the time, place and object thereof, shall be mailed at least ten days before the meeting to each stockholder at his address as it appears on the books of the Company or otherwise as provided in Section 1 hereof.


Section 2(A).  Meetings of stockholders may be held at such places as may
-------------
be designated by the Board of Directors within or outside of the State of Maine as stated in the notice of meeting.


Section 3.  Quorum.  At all meetings of stockholders, the presence of
----------  -------
stockholders, in person or by proxy, owning of record at least a majority of the outstanding capital stock of the Company entitled to vote thereat shall constitute a quorum. In the absence of such quorum, a majority of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting until a quorum in person or by proxy is present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.


Section 4.  Organization.  At every stockholders' meeting the President or
----------  -------------
in his absence, a Vice President, or in the absence of both, the Chairman elected by the stockholders present shall preside. The Clerk shall keep the minutes of every meeting of the stockholders and in his absence, a Clerk pro tem may be elected to act as Clerk of such meeting.


Section 5(a).  Voting.  Stockholders shall be entitled to vote in person or
-------------  -------
by proxy and each stockholder shall have one vote for each share of stock registered in his name on the books of the Company. All elections and all questions shall be decided by a plurality vote and upon demand any vote shall be by ballot.

         (b).  List of Stockholders.  A full, true and complete list in
               ---------------------
alphabetical order of all the stockholders entitled to vote at an ensuing election and indicating the number of shares held by each, certified by the Secretary, shall be filed in the office where the election is to be held at least ten days before every election and shall, at all times during the usual hours of business and during the whole time of the election, be open to the examination of any stockholder. Only the persons in whose name shares of stock stand on the books of the Company at the time of the closing of the transfer books for such meeting, as evidenced by the list of stockholders so furnished, shall be entitled to vote.

         (c).  Proxies.  Prior to any meeting but subsequent to the time of
               --------
closing the transfer books for such meeting, if such books have been closed, any proxy may submit his powers of attorney to the Secretary, Treasurer or Transfer Agent of the Company for examination. The certificate of the Secretary or of the Treasurer or Transfer Agent as to the regularity of such powers of attorney, and as to the number of shares held by the persons who severally and respectively executed such powers, shall be received as prima facie evidence of the number of shares represented by the holder of such powers of attorney, for the purpose of establishing the presence of a quorum at such meeting and of organizing the same and for all other purposes.


Section 6.  Order of Business.  The order of business at stockholders'
----------  ------------------
meetings shall be as follows:

               1.   Proof of notice of meeting.
               2.   Reports.
               3.   Election of Directors.
               4.   Other business.


               ARTICLE III.  BOARD OF DIRECTORS
               ------------  ------------------


Section 1(a).  Power.  Subject to the provisions of the statute, the
-------------  ------
certificate of incorporation, the bylaws, and regulations which may be made by the stockholders, the Board shall have (in addition to such powers as are herein expressly conferred upon it, or such powers as may be exercised by the Company) the following powers: -


               To purchase or otherwise acquire property, rights or privileges for the Company, which the Company has power to take, at such prices and on such terms as the Board may deem proper; and to pay for such property, rights or privileges in whole or in part, with money, stock, bonds, debentures or other securities of the Company, or by delivery of other property of the Company.

               To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities secured by mortgages or otherwise and to do every other act and thing necessary to effectuate the same.


               To appoint agents, clerks, assistants, factors, servants and trustees, and to dismiss them at its discretion; to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper; to confer on any Officer of the Company the power of selecting, discharging or suspending such employees; to delegate any of its powers to any committee, agency, officer, or agent, and to grant the power to sub-delegate.

               To determine by whom and in what manner contracts, or other documents shall be signed in the name and on behalf of the Company.

          (b). The Board may also from time to time appoint an agent or agents of the Company to represent and act in any foreign country or countries, and all such appointments shall be either for a fixed term or without any limitation as to the period for which the person or persons so appointed is or are to hold such office, and the Board may from time to time remove or dismiss him or them from office and appoint another or others in his or in their place or places.

Section 2.  Place of Meetings.  The Board may hold its meetings and keep
----------  ------------------
the books of the Company, except the original and duplicate stock ledger, outside of the State of Maine at such places as it may from time to time determine.


Section 3(a).  Meetings.  After each annual meeting of stockholders, the
-------------  ---------
Board shall meet for the purpose of organization, the election of Officers and the transaction of other business.

         (b). Meetings may be held within or without the State of Maine at such places as may be indicated in the notice or waiver of notice thereof. The notices convening meetings shall briefly state the objects and purposes thereof. Meetings may be called by the Chairman or Vice Chairman of the Board or President on three days' notice in writing or on two days' notice by telephone or telegram to each director and shall be called by such officer in like manner on the written request of seven directors.

         (c). Except as provided in the next sentence, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business of the Board. If at any time there are fewer directors in office than one-half of the number of directors fixed by the bylaws or, in the absence of a bylaw fixing the number of directors, of the number stated in the articles of incorporation, the directors then in office may transact no other business than the filling of vacancies on the Board, in the manner and to the extent provided by these bylaws and law, until sufficient vacancies have been filled so that there are in office at lease one-half of the number of directors fixed by bylaws or the articles of incorporation. In the absence of a quorum, a majority of the directors present may adjourn from time to time without notice other than by announcement at the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.


Section 4.  Number and Terms.  The number of directors shall be not less
----------  -----------------
than three nor more than 60, their number to be fixed by resolution of the Board of Directors from time to time.


Section 5.  Vacancies.  Vacancies in the Board for any cause may be filled
----------  ----------
at any annual or special meeting of the stockholders. Such vacancies may be filled by the Board between annual meetings of stockholders and directors so elected shall hold office until the next annual meeting of stockholders.


Section 6.  Order of Business.  At meetings of the Board, business may be
----------  ------------------
transacted in such order as the Board may determine. At all meetings of the Board, the Chairman of the Board, or in his absence a

Vice-Chairman of the Board, or in his absence the President, or in the absence of the latter, a Vice-President shall preside.


Section 7.  Compensation.  Directors, as such, shall not receive any stated
----------  -------------
salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.


                    ARTICLE IV.  COMMITTEES
                    -----------  ----------


Section 1.  Executive Committee.  There may be an Executive Committee.  The
----------  --------------------
members of the Committee shall be appointed by the Board of Directors who shall also designate the Chairman of the Committee. The Executive Committee shall exercise such powers as may be delegated to it by the Board of Directors. The Executive Committee shall fix its own rules of procedure and keep regular minutes of its proceedings and report same to the Board.


Section 2.  Other Committees.  The Board may authorize any other committees
----------  -----------------
of the Board which shall be appointed and shall exercise such powers as the Board may prescribe. The Board may also authorize one or more committees from its own membership or outside its membership, or both, as an advisory committee or committees which shall exercise such powers as the Board may prescribe.


                    ARTICLE V.  OFFICERS
                    ----------  --------


Section 1(a).  The Officers.  The Officers of the Company shall consist of
-------------  -------------
a Chairman of the Board of Directors, one or more Vice-Chairmen, a President, one or more Vice-Presidents, a Secretary, a Treasurer and a Clerk. As determined by the Board of Directors from time to time, the Officers may also include Honorary Chairmen, Presidents Emeriti, and any other desirable Officers. The Chairman and Vice-Chairmen of the Board of Directors, and the President, shall be directors, but other Officers need not be directors.

         (b). The Chairman of the Board of Directors, the President, one or more Vice-Presidents, the Secretary, the Treasurer and, commencing in 1988, the Clerk shall be elected each year by a majority vote of quorum of the Board at the first meeting held after the annual meeting of stockholders. Vacancies in such offices may be filled by a majority vote of a quorum of the Board at subsequent meetings prior to the following annual meeting of stockholders. All such Officers shall hold office at the pleasure of the Board until the first meeting of the Board held after the succeeding meeting of the stockholders and until their respective successors are elected and qualify.

         (c). Honorary Chairmen, Presidents Emeriti, Vice-Chairmen of the Board, and other desirable Officers as the Board may from time to time determine shall be elected by a majority vote of a quorum of the Board at any meeting of the Board and shall hold office at the pleasure of the Board until the first meeting of the Board held after the succeeding meeting of the stockholders.

         (d). In addition to the powers conferred upon them by the bylaws, all Officers elected by the Board shall have such authority and shall perform such duties as from time to time may be prescribed by the Board. All Officers of the Company shall be subject to removal at any time with or without cause by a majority vote of a quorum of the Board.

         (e). Salaries and other compensation payable to Officers shall be fixed by the Board. Such salary or other compensation shall be paid not by virtue of any office but solely for services to the Company, and such services and the payment therefor shall be terminable at the pleasure of the Board not inconsistent with any contract.


Section 2.  Chairman of the Board.  The Chairman of the Board shall have
----------  ----------------------
general supervisory powers over the business of the Company and its Officers and be an ex officio member of all committees.


Section 3.  Vice-Chairman of the Board.  In the absence of the Chairman of
----------  ---------------------------
the Board, a Vice-Chairman of the Board shall be an ex officio member of all committees and shall assist the Chairman in his general duties.


Section 4.  President.  The President shall be the chief administrative
----------  ----------
officer of the Company. He shall manage the business; execute all contracts and agreements authorized by the Board; see that all orders and resolutions of the Board are carried into effect; perform such other duties as may be prescribed by the Board; and shall be an ex officio member of all committees.


Section 5.  Vice-President.  Vice-Presidents shall have such powers and
----------  ---------------
perform such duties as may be prescribed by the Board.


Section 6.  Treasurer.  The Treasurer shall have custody of all funds and
----------  ----------
securities of the Company which may come into his hands. He may endorse on behalf of the Company all checks, notes or other obligations, and shall deposit the same to the credit of the Company in such banks or depositories as the Board may designate. Whenever required by the Board, he shall render a statement of his accounts. He shall enter or cause to be entered regularly in the books of the Company for that purpose full and accurate account of all moneys received and paid on account of the Company. He shall at all reasonable times exhibit his books and accounts to any Officer or Director upon application at the office of the Company during business hours. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board. He shall give such security for the faithful performance of his duties as the Board shall direct.


Section 7.  Secretary.  The Secretary shall keep the minutes of all
----------  ----------
meetings of the Board and of all committee meetings, in books provided for that purpose. He shall attend to the giving and serving of all notices of the Company. He shall affix the seal of the Company to all instruments requiring the same. He shall have charge of the corporate seal, certificate books, transfer books, stock ledgers and such other books and papers as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours. He shall, in general, perform all the duties incident to the office of Secretary, subject to the control of the Board.


Section 8.  Clerk.  The Clerk, who shall be a resident of the State of
----------  ------
Maine, shall be elected by the Board of Directors and shall be sworn to the faithful performance of his duties. He shall act as the agent of this Corporation in the State of Maine, on whom process against this Corporation may be served. He shall record all votes of the stockholders and minutes of such meetings in a book kept for that purpose. He shall maintain an office in the State of Maine where he shall keep the records of all stockholders' meetings. In the absence of the Clerk at any stockholders' meeting, a Clerk of the Meeting, who need not be a resident of the State of Maine, shall be elected or appointed by the meeting. He shall be sworn to the faithful performance of his duties, and he shall keep the minutes of the votes and business transacted and promptly deliver such minutes to the Clerk for him to record in the record books of the Company.


Section 9.  Voting Power of President.  Unless otherwise ordered by the
----------  --------------------------
Board, the President, or in case of his absence or failure to act, a Vice-President, shall have full power and authority in behalf of the Company to attend and to act and to vote at any meetings of any corporation in which the Company may hold securities, and at any such meeting shall possess and may exercise any and all rights incidental to such ownership as fully as the Company could do if present. The Board may delegate like powers to any other person or persons.

                 ARTICLE VI.  CHECKS, NOTES, ETC.
                 -----------  -------------------


All checks and other orders for the payment of money out of the funds of the Company and all promissory notes, acceptances and other evidences of indebtedness of the Company for the account of the Company shall be signed on behalf of the Company by such Officer or Officers as shall from time to time be determined by the Board.


                    ARTICLE VII.  CAPITAL STOCK
                    ------------  -------------


Section 1(a).  Certificates.  The certificate for shares of the capital
-------------  -------------
stock of the Company with the seal affixed shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman or a Vice-Chairman of the Board, the President or a Vice-President and countersigned by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. If a transfer agent or registrar are appointed, certificates shall be countersigned by the transfer agent or registered by the registrar and the signatures of the Officers and the seal of the Company on such certificates may be facsimiles, engraved or printed.

         (b). All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company's books.

         (c) All certificates surrendered to the Company shall be cancelled, and no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class shall have been surrendered and cancelled.

          (d) No certificates for fractional shares of capital stock shall be issued, but in lieu thereof, the Company will issue non-dividend, non-voting and non-interest-bearing scrip certificates which shall entitle the holders to receive a full share of capital stock upon surrender of two or more scrip certificates aggregating a full share of capital stock of the same class, and which shall contain such other terms and provisions as shall be fixed by the Board. Such certificates may become void and of no effect after a reasonable period from date of issue to be determined by the Board and stated in the certificate. This sub-division (d) shall not be deemed to apply to any fractional share of stock issued and created prior to January 1, 1939.


Section 2.  Transfers.  Shares of the capital stock of the Company shall be
----------  ----------
transferred only on the books of the Company by the holder thereof, in person or by his attorney, upon surrender and cancellation of the certificate for a like number of shares of the same class, properly endorsed.
                                 -8-

Section 3.  Fixing of Record Date.  For purposes of determining
----------  ----------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of a dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of stockholders. Such date shall not in any case be more than 60 days and, in the case of a meeting of stockholders, less than 10 full days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.


Section 4(a).  Regulations.  The Board shall have the power and authority
-------------  ------------
to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

         (b). The Board may appoint a transfer agent and registrar, and may require all stock certificates to bear the signature of such transfer agent and of such stock registrar, or either of them.

         (c). The Board may make provision for the issue of new certificates in place of lost or destroyed certificates.

         (d). Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board so requires, give the Company a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.


Section 5.  Liability for Amount Unpaid on Shares Not Fully Paid.  Until
----------  -----------------------------------------------------
the shares of stock for which certificates shall be issued shall have been fully paid, the subscribers for the several shares of stock shall continue to be severally liable for the sums remaining unpaid on the shares for which they have respectively subscribed, and, in addition to such liability, any transferee of such shares, by accepting a transfer thereof, shall be deemed to have assumed a personal liability of the Company for the payment of the amount so remaining unpaid to the same extent as though he had originally been the subscriber for such shares.


Section 6.  Calls and Assessments.  In the event of the failure of any
----------  ----------------------
subscriber, stockholder or transferee to pay any call or assessments made upon him by the Board within the time required for the payment thereof, in addition to the remedy provided for in the foregoing Section, the Company, by decision of the Board, may proceed to forfeit the stock of such subscriber, stockholder or transferee, in conformity with and to resort to the proceedings provided for in Section 46 of the Business Corporations Law of the State of Maine, and the several acts mandatory thereof and supplemental thereto.


                    ARTICLE VIII.  DIVIDENDS
                    -------------  ---------


Dividends upon the capital stock of the Company, when earned, may be declared by the Board of Directors at any regular or special meeting called for that purpose, and the Board shall fix the date on which stockholders shall be entitled to receive dividends.

Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Company such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Company or for such other purpose as the Board shall think conducive to the interest of the Company.


                    ARTICLE IX.  SEAL
                    -----------  ----


The Board shall provide a suitable corporate seal containing the name of the Company, which seal shall be in charge of the Secretary and affixed on behalf of the Company to instruments requiring sealing.


                 ARTICLE X.  FISCAL YEAR
                 ----------  -----------


The fiscal year of the Company shall be coincident with the calendar year.


               ARTICLE XI.  REGISTERED STOCKHOLDERS
               -----------  -----------------------


The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maine.

               ARTICLE XII.  INSPECTION OF BOOKS
               ------------  -------------------


The Board shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Company (except such as may by statute by specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


                    ARTICLE XIII.  NOTICES
                    -------------  -------


Whenever under the provisions of these bylaws notice is required to be given to any stockholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given in writing by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper addressed to such addressee at such address as appears on the books of the Company or in default of other address to such addresses at the General Post Office in the City of Portland, Maine, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, director or officer may waive notice required to be given under these bylaws.


                    ARTICLE XIV. AMENDMENTS
                    ------------ ----------


The bylaws may be amended, altered, or repealed by the stockholders at a meeting called for that purpose. Between meetings of the stockholders, the bylaws may be amended, altered, or repealed by the Board at a meeting called for that purpose.


                    ARTICLE XV.  INDEMNIFICATION
                   ------------  ---------------


Section 1.  Extent.  The Corporation shall indemnify any past, present or
----------  -------
future officer or director of the Corporation (and his heirs and personal representatives) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or in any capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorney's fees, judgments, fines (including excise taxes assessed in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses actually incurred by him in connection with such action, suit or proceeding or any appeal therein, provided that no indemnification shall be provided for any person with respect to any matter as to which he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of the foregoing, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by such person to, the plan or participants or beneficiaries of the plan. The termination of any action, suit or proceeding by judgment, order or conviction adverse to such person or by settlement or plea of nolo contendere or its equivalent shall not of itself
                      ---- ----------
create a presumption that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


Section 2.  Advancement of Expenses.  The Corporation shall pay the
----------  ------------------------
expenses incurred by any person to whom Section 1 applies in defending any action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation pursuant to Section 1 or otherwise.


Section 3.  Nonexclusive Right; Subsequent Modification.  The rights
----------  --------------------------------------------
conferred by this Article shall not be deemed exclusive of any and all other rights to which any such person may be entitled, whether by law, agreement or otherwise. This Bylaw shall be deemed a contract between the Corporation and its officers and directors. Any officer or director of the Corporation who becomes such while this Article is in effect shall be entitled to act in reliance thereon, and no amendment, modification or repeal of this Article which has the effect of reducing or terminating the benefit or protection hereof shall be effective with respect to any officer or director who became such prior to such amendment, modification or repeal.